Exhibit 99.1

10x Genomics Announces Preliminary Second Quarter 2022 Revenue

PLEASANTON, Calif., July 14, 2022 — 10x Genomics, Inc. (Nasdaq: TXG), a life sciences leader focused on mastering biology to advance human health, today announced that its preliminary revenue is expected to be approximately $114.5 million for the second quarter ended June 30, 2022. This represents an approximate 1% decrease from $115.8 million for the prior year period, and flat revenue sequentially.

Preliminary geographic revenue for the second quarter is expected to be as follows:
•Americas revenue of approximately $70.9 million, an 8% increase over the prior year period and a 19% increase sequentially
•EMEA revenue of approximately $25.6 million, an 11% decrease over the prior year period and a 25% increase sequentially
•APAC revenue of approximately $18.1 million, a 15% decrease over the prior year period and a 47% decrease sequentially

"Our second quarter results fell short of our expectations," said Serge Saxonov, Co-founder and CEO of 10x Genomics. "We continue to have strong confidence in our longer-term opportunity, technology leadership and the underlying strength of our markets. We are more excited than ever to deliver on the full potential of single cell and spatial biology."

In a separate press release issued this afternoon, the company announced the hiring of Jim Wilbur, Ph.D. as Chief Commercial Officer, effective July 27.

Preliminary Revenue Subject to Adjustment
The preliminary revenue for the three months ended June 30, 2022 included in this release is preliminary and prior to the completion of the company’s financial statement close process and related internal control over financial reporting, and is therefore subject to adjustment. Management will provide additional information in conjunction with the release of its full second quarter 2022 financial results scheduled on August 8, 2022.

2022 Guidance and Financial Outlook
10x Genomics will discuss its full year 2022 guidance when it reports its full financial results for second quarter 2022 in connection with its earnings call on Monday, August 8.

Webcast and Conference Call Information
Company management will host a conference call Monday, August 8 beginning at 1:30 PM Pacific Time / 4:30 PM Eastern Time to discuss results and its financial guidance. Live audio of the webcast will be available at http://investors.10xgenomics.com. The webcast will be archived and available for replay at least 45 days after the event.

About 10x Genomics
10x Genomics is a life science technology company building products to interrogate, understand and master biology to advance human health. Our integrated solutions include instruments, consumables and software for analyzing biological systems at a resolution and scale that matches the complexity of biology. 10x Genomics products have been adopted by researchers around the world including in all of the top 100 global research institutions as ranked by Nature in 2020 based on publications and all of the top 20 global pharmaceutical companies by 2020 research and development spend and have been cited in over 3,800 research papers on discoveries ranging from oncology to immunology and neuroscience. Our patent portfolio comprises more than 1,500 issued patents and patent applications.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project" "contemplate," "believe," "estimate," "predict," "potential" or "continue" or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics, Inc.'s expectations regarding our second quarter preliminary revenue, our business operations, financial performance and results of operations, the opportunities for single cell and spatial methods and our belief with regard to our near and long term opportunities. These statements are based on management's current expectations, forecasts, beliefs, assumptions and information currently available to management, and actual outcomes and results could differ materially from these statements due to a number of factors. The material risks and uncertainties that could affect 10x Genomics, Inc.'s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents 10x Genomics, Inc. files with the Securities and Exchange Commission from time to time.

Although 10x Genomics, Inc. believes that the expectations reflected in the forward-looking statements are reasonable, it cannot provide any assurance that these expectations will prove to be correct nor can it guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. These forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments 10x Genomics may make. Further, as the COVID-19 pandemic is continuously evolving, such forward-looking statements may not accurately or fully reflect the potential impact that the COVID-19 pandemic may have on the business, financial condition, results of operations and cash flows of 10x Genomics, Inc. The forward-looking statements in this press release are based on information available to 10x Genomics, Inc. as of the date hereof, and 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing 10x Genomics, Inc.'s views as of any date subsequent to the date of this press release.

Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, its website (www.10xgenomics.com), press releases, public conference calls, public webcasts and its social media accounts as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts

Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

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